UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2006

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.    REGULATION FD DISCLOSURE.

As previously disclosed, a complaint was filed against Rewards Network Inc. and certain of its subsidiaries (collectively, the “Corporation”) as a putative class action alleging that amounts paid by the Corporation to restaurants in California under the Corporation’s dining credits program constituted loans in violation of California usury laws and the California Unfair Competition Law. A description of this lawsuit is provided in Part II, Item 1 “Legal Proceedings” of the Corporation’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2006. Additional developments regarding this lawsuit are described in the Corporation’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 24, 2006 and August 31, 2006.

On October 16, 2006, the United States Court of Appeals for the Ninth Circuit granted the Corporation permission to appeal the District Court’s summary judgment ruling in favor of plaintiffs. The Corporation intends to file its appeal, with briefing presently scheduled to be concluded in March 2007. The Corporation is not able to provide any assurance as to the ultimate outcome of the appeal or the litigation.

The Corporation issued a press release announcing the issuance of this order, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release, dated October 17, 2006, issued by Rewards Network Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Roya Behnia
Roya Behnia Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Dated: October 17, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, dated October 17, 2006, issued by Rewards Network Inc.